EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)
In connection with the Quarterly Report of Wells Mid-Horizon Value-Added Fund I, LLC (the “Registrant”) on Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Leo F. Wells, III, Principal Executive Officer of Wells Investment Management Company, LLC, the manager of the Registrant, and Randy A. Simmons, Principal Financial Officer of Wells Investment Management Company, LLC, the manager of the Registrant, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that, to the best of their knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ LEO F. WELLS, III
Leo F. Wells, III
Principal Executive Officer of Wells Investment Management Company, LLC, the manager of Wells Mid-Horizon Value-Added Fund I, LLC
November 13, 2014

/s/ RANDY A. SIMMONS
Randy A. Simmons
Principal Financial Officer of Wells Investment Management Company, LLC, the manager of Wells Mid-Horizon Value-Added Fund I, LLC
November 13, 2014